Exhibit 11.1



                          WIRELESS TELECOM GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)
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                                                                                                   For the Three Months
                                                                                                      Ended March 31,
                                                                                                      ---------------
                                                                                                      2005       2004
                                                                                                      ----       ----

Net Income                                                                                        $1,070,601   $187,867
                                                                                                  ==========   ========

BASIC EARNINGS:

Weighted average number of common shares
     outstanding                                                                                  17,461,923 16,998,978
                                                                                                  ==========   ========

Basic earnings per common share                                                                        $0.06      $0.01
                                                                                                  ==========   ========

DILUTED EARNINGS:

Weighted average number of common shares
     outstanding                                                                                  17,461,923 16,998,978
Assumed exercise of stock options                                                                    183,320    610,680
                                                                                                  ---------- ----------

Weighted average number of common shares
     outstanding, as adjusted                                                                     17,645,243 17,609,658
                                                                                                  ==========   ========

Diluted earnings per common share                                                                      $0.06      $0.01
                                                                                                  ==========   ========
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